As filed with the Securities and Exchange Commission
                             on November 12, 1999

                          Registration No. 333-37923

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                      POST EFFECTIVE AMENDMENT NUMBER 1

                                      TO

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                        CARIBINER INTERNATIONAL, INC.
                        -----------------------------
            (Exact name of registrant as specified in its Charter)

                        Delaware                             13-3466655
                        --------                             -----------
             (State or other Jurisdiction of              (I.R.S. Employer
              Incorporation or Organization)              Identification No.)

              16 West 61st Street, New York, New York 10023-7604
              --------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                        CARIBINER INTERNATIONAL, INC.
                            1996 STOCK OPTION PLAN
                            ----------------------
                           (Full Title of the Plan)

                             Robert F. Burlinson
             Executive Vice President and Chief Financial Officer

                        CARIBINER INTERNATIONAL, INC.
                              16 West 61st Street
                        New York, New York 10023-7604
                                (212) 541-5300
                                 -------------
           (Name, Address and Telephone Number of Agent for Service)

                                   Copy to:

                             Burton Lehman, Esq.
                           Schulte Roth & Zabel LLP
                               900 Third Avenue
                           New York, New York 10022
                                (212) 756-2000

                       CALCULATION OF REGISTRATION FEE

                                    Proposed        Proposed
Title of                            Maximum          Maximum        Amount of
Securities to    Amount to be    Offering Price     Aggregate     Registration
be Registered    Registered(1)      Per Share     Offering Price       Fee
-------------    ------------    --------------   --------------  ------------
Common Stock,    1,065,991 (2)   $7.09375 (3)     $7,561,874 (3)  $2,103
   par value        shares
$0.01 per share

Common Stock,      706,009 (4)    $7.5617 (5)     $5,338,628 (6)  $1,485
   par value      shares
$0.01 per share



(1) In addition, pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 also covers an indeterminate number of shares as may be required to be issued to cover possible adjustments under the Caribiner International, Inc. 1996 Stock Option Plan, as amended (the "Plan"), including, without limitation, adjustments in the event of stock dividends, stock splits, recapitalizations, restructurings, mergers, consolidations, combinations or exchanges of shares, separations, spin-offs, reorganizations, liquidations or other similar transactions effected without the receipt of consideration and which result in an increase in the number of outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of Caribiner International, Inc. (the "Company").

(2)	Represents 1,065,991 shares reserved for issuance upon the exercise of stock options that may be granted under the Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) promulgated under the Securities Act based on the average of the high and low market prices of the Common Stock of the Company as reported on the New York Stock Exchange on November 5, 1999
     ($7.09375 per share).

(4)	Represents 706,009 shares subject to stock options presently outstanding under the Plan.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The price of $7.5617 per share represents the weighted average exercise price per share for such outstanding options.

(6)	Calculated based on the weighted average exercise price per share pursuant to Rule 457(h) under the Securities Act.

The Exhibit Index appears after the Signature Page of this Registration
Statement.

                              EXPLANATORY NOTES

The contents of the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission on October 15, 1997 (Registration Number 333-37923) with respect to 728,000 shares of Common Stock of the Company are incorporated herein by reference.

Pursuant to General Instruction E of Form S-8, this Registration Statement is deemed to contain a prospectus meeting the requirements of Part I of Form S-3 relating to reofferings by certain persons of shares of Common Stock of the Company to be acquired pursuant to the Plan.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.     Exhibits.

The following is a complete list of exhibits filed as a part of this Registration Statement:

            Exhibit No.          Document
            -----------          --------

            4                   Caribiner International, Inc. 1996 Stock
                                Option Plan, as amended

            5                   Opinion of Schulte Roth & Zabel LLP re:
                                legality of original issuance of shares of Common Stock being registered

            15                  Letter re: Unaudited Interim Financial
                                Information

            23.1                Consent of Ernst & Young LLP

            23.2 Consent of Schulte Roth & Zabel LLP (included in Exhibit 5)

            24                  Powers of Attorney (see page II-1 of this
                                Registration Statement)

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of November, 1999.

                          CARIBINER INTERNATIONAL, INC.

                                           By: /s/ Robert F. Burlinson
                                           ---------------------------
                                               Robert F. Burlinson
                                               Executive Vice President and
                                               Chief Financial Officer

                               POWER OF ATTORNEY

The Registrant and each person whose signature appears below hereby appoint Christopher A. Sinclair and Robert F. Burlinson, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on this 11th day of November, 1999.

Name and Signature                         Title
------------------                         -----

/s/ Christopher A. Sinclair       Chairman of the Board of Directors,
---------------------------       President and Chief Executive Officer
Christopher A. Sinclair           (Principal Executive Officer)

/s/Robert F. Burlinson            Executive Vice President and Chief Financial
----------------------            Officer
Robert F. Burlinson               (Principal Financial and Accounting Officer)

/s/ Errol M. Cook                 Director
-----------------
Errol M. Cook


------------------               Vice Chairman of the Board of Directors
Raymond S. Ingleby

/s/ Sidney Lapidus               Director
------------------
Sidney Lapidus

/s/ David E. Libowitz            Director
---------------------
David E. Libowitz

/s/ Bryan D. Langton             Director
--------------------
Bryan D. Langton

/s/ C. Anthony Wainwright        Director
------------------------
C. Anthony Wainwright

                                EXHIBIT INDEX

            Exhibit No.          Document
            -----------          --------

            4                    Caribiner International, Inc. 1996 Stock
                                 Option Plan, as amended

            5                    Opinion of Schulte Roth & Zabel LLP re:
                                 legality of original issuance of shares of Common Stock being registered

            15                   Letter re: Unaudited Interim Financial
                                 Information

            23.1                 Consent of Ernst & Young LLP (New York, New
                                 York)

            23.2 Consent of Schulte Roth & Zabel LLP (included in Exhibit 5)

            24                   Powers of Attorney (see page II-1 of this
                                 Registration Statement)

                                                                     Exhibit 5



                       Opinion of Schulte Roth & Zabel LLP

                                                             November 11, 1999

Caribiner International, Inc.
16 West 61st Street
New York, New York  10023-7604

Ladies and Gentlemen:

          We have acted as counsel for Caribiner International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of an aggregate of 1,772,000 shares of the Common Stock, par value $.01 per share, of the Company (the "Shares").
The shares may be offered and sold from time to time by certain employees (the "Stockholders") of the Company who are participants in the Company's 1996 Stock Option Plan, as Amended (the "Plan"). Under the Plan, the Shares may be acquired by the Stockholders only upon the designation of the Board of Directors or a committee of the Board of Directors formed for that purpose.

          In our capacity as counsel, we have examined originals, telecopies or copies of such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact, we have relied, to the extent we deemed appropriate, upon representations and certificates of officers of the Company, public officials and other appropriate persons.

          Based upon and subject to the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares to be offered and sold by the Stockholders pursuant to the Registration Statement have been duly authorized, and when issued and delivered to and paid for by the Stockholders in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                  Very truly yours,

                                                  /s/ Schulte Roth & Zabel LLP

                                                                    Exhibit 15






Acknowledgment of Independent Accountants

Stockholders and Board of Directors
Caribiner International, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8) (Registration Statement No. 333-37923) of Caribiner International Inc. (the "Company") pertaining to the 1996 Stock Option Plan, as amended (the "Plan"), and to the incorporation by reference in this Post-effective Amendment No. 1 to the Registration Statement for the registration of an additional 1,772,000 shares of the Company's common stock reserved for issuance under the Plan of our reports dated February 10, 1999, May 11, 1999 and August 11, 1999 relating to the unaudited condensed consolidated interim financial statements of the Company that are included in its Forms 10-Q for the quarters ended December 31, 1998, March 31, 1999 and June 30, 1999.


                                               /s/ Ernst & Young LLP

New York, New York
November 11, 1999

                                                                  Exhibit 23.1



                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) (Registration Statement No. 333-37923) (the "Registration Statement") of Caribiner International, Inc. (the "Company") pertaining to the Caribiner International, Inc. 1996 Stock Option Plan, as amended, and to the incorporation by reference in this Post-effective Amendment No. 1 to the Registration Statement of our report dated December 18, 1998, with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-K) for the year ended September 30, 1998, filed with the Securities and Exchange Commission.



                                        /s/  Ernst & Young LLP

New York, New York
November 11, 1999